Exhibit 10(a)

                      PROMISSORY NOTE


$275,000.00                           January 31, 1997

     FOR VALUE RECEIVED, N. RUSSELL WALDEN, an individual resident of the State of Georgia ("Maker"), hereby promises to pay to the order of RIDGEWOOD PROPERTIES, INC., a Delaware corporation ("Payee"), at its principal offices located at 2859 Paces Ferry Road, Suite 700, Atlanta,
Georgia 30339 or at such other place as Payee may direct in writing, the principal sum of Two Hundred Seventy-Five
Thousand Dollars ($275,000.00), together with interest thereon as hereinafter set forth, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     From and after the date hereof, interest shall accrue on the outstanding principal balance hereof at the rate per annum equal to eight and twenty-five one hundredths percent
(8.25%) until all amounts of principal and accrued interest outstanding hereunder are paid in full.

     The entire principal balance hereof, together with all accrued and unpaid interest and all other amounts outstanding hereunder, shall be due and payable in full on or before February 28, 1997 (the "Maturity Date").

     All payments received hereunder shall be applied first to accrued and unpaid interest and then to the principal balance outstanding hereunder. Maker at any time or from time to time may prepay all or any portion of the outstanding principal balance of this Note (together with accrued interest thereon through the date of such prepayment) without penalty or premium.

     If this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of Georgia, such payment date shall be extended to the next business day.

     This Note shall be secured by a pledge of certain stock held by the Maker pursuant to that certain Share
Security Agreement by and between Maker (as Pledgor) and
Payee (as Pledgee) dated as of the date hereof (the
"Security Agreement").

     The occurrence and continuation of any one of the following events ("Event of Default") shall constitute a default hereunder: (i) Maker shall fail to make due and punctual payment of the principal of or interest on this Note; (ii) Maker violates any covenant in this Note (other than payment when due of principal or interest on this
Note) or the Security Agreement, and Maker fails to cure such violation within ten (10) days after notice thereof from Payee; or (iii) Maker makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions a court for the appointment of any receiver or trustee for Maker or any substantial part of Maker's property, commences any proceeding relating to Maker under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect or there is commenced against Maker any such proceeding which remains undismissed for sixty
(60) days, or Maker by any act indicates consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver or trustee for Maker or any substantial part of Maker's property, or suffers any such receivership or trusteeship to continue undischarged for sixty (60) days.

     If an Event of Default occurs and is continuing hereunder, then, at the option of Payee, the entire principal amount outstanding hereunder, together with all accrued and unpaid interest thereon shall, upon written notice from Payee to Maker, become immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     No waiver by Payee of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion.
No delay or omission by Payee in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Payee and Maker or any other person shall be deemed a waiver by Payee of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Payee or the exercise of any other right, remedy, power or privilege by Payee.

     Maker hereby waives presentment, demand, protest and notice of any kind (including notice of presentment, demand, protest, dishonor or nonpayment).

     If this Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Maker hereby agrees to pay all expenses incurred by the holder of this Note, including attorneys' fees and costs, all of which shall become a part of the principal hereof.

     Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     This Note shall be binding upon Maker and Maker's heirs, administrators, successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

     This Note in all respects shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to any principles of conflicts of laws. This Note may not be changed orally, but only by an instrument in writing executed by the parties hereto.

     Time is of the essence of this Note.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first set forth above.


                              /s/ N. R. Walden  (SEAL)
                              N. RUSSELL WALDEN, Maker